Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 66 to the Registration Statement on Form N-1A of Sprott Funds Trust with respect to the filing of the Prospectus and Statement of Additional Information for Sprott Rare Earths Ex-China ETF, a series of the Sprott Funds Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 7, 2026